Exhibit 3.3
AMENDED AND RESTATED BY-LAWS OF
FINGERHUT DIRECT MARKETING, INC.

i

ii

AMENDED AND RESTATED BY-LAWS1

OF

FINGERHUT DIRECT MARKETING, INC.
ARTICLE I. — OFFICES
Section 1. Offices. The initial registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, Delaware, 19901. The name of the registered agent at such address is National Registered Agents, Inc. The corporation shall have other offices or different registered agents as the Board of Directors (hereinafter sometimes referred to as the “Board”) may from time to time determine.
ARTICLE II — PURPOSE
Section 1. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under Delaware General Corporation Law (“DGCL”).
ARTICLE III — SHAREHOLDERS
Section 1. Shareholders. The shareholders shall consist of those natural persons or entities that own shares in the corporation.
Section 2. Admission of Additional Shareholders. Subject to the provisions of these By-Laws and upon the affirmative vote of 51% of the Directors, the corporation may issue Shares to a current or new shareholder provided that such new shareholder shall have paid the purchase price for and complied with all other terms imposed upon such purchase by the Board.
ARTICLE IV — SHAREHOLDERS’ MEETINGS
Section 1. Place. All meetings of the shareholders shall be held at the principal office of the parent corporation at the City of Minnetonka, Minnesota, unless the Board shall designate a different place for the holding of such meeting.

[1]	Adopted at the Organizational Meeting of the Directors and Incorporators effective on September 24, 2002, as amended August 24, 2005 and March 8, 2006.

Section 2. Time. The annual meeting of the shareholders of the corporation shall be on the third Wednesday of May at 10 o’clock in the morning, unless the Board shall designate a different time for the holding of such meeting. At the annual meeting of the shareholders, they shall elect by a majority vote a Board of Directors and shall transact such other business as may be properly brought before the Meeting.
Section 3. Annual Meetings. No notice of the annual meeting need be given if such a meeting is to be held at the registered office of the corporation. If the annual meeting is to be held at some place other than the registered office or at some other time than the regularly scheduled meeting, five (5) days’ written notice of the annual meeting shall be mailed to the last known address of each shareholder, postage prepaid.
Section 4. Special Meetings. Written notice of special meetings of the shareholders, stating the time, place and object thereof shall be mailed to the last known address of such shareholders, postage prepaid, at least three (3) days before such meeting.
Section 5. Informal Action by Members. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed and delivered to the corporation by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Section 6. Quorum. The presence at any meeting in person or by proxy of a holder of the majority of the shares entitled to vote shall constitute a quorum for the transaction of business. Each shareholder shall be entitled to one vote for each share standing in his or her name on the books of the corporation. If, however, such majority shall not be present in person or by proxy at any meeting of the shareholders, those present shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting shares shall be represented. At such adjourned meeting at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the original meeting.

Section 7. Voting at Each Meeting of the Shareholders. Every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one vote for each share standing in his or her name on the books of the corporation. All elections shall be had and all questions decided by a majority vote, except as otherwise required by the Statutes of Delaware.
Section 8. Call of Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by law, shall be called by the Chairman of the Board or shall be called by the Chairman of the Board, the President or Secretary at the request in writing of shareholders owning at least one-half in amount of the shares of the corporation. Such call shall state the purpose or purposes of the proposed meeting.
ARTICLE V. — BOARD OF DIRECTORS
Section 1. Number of Directors. The Board of Directors shall be composed of not less than two (2) nor more than eight (8) members, the exact number to be fixed from time to time by resolution of the Board of Directors, acting by not less than a majority of the Directors then in office, or by the shareholders at an annual or special meeting of the shareholders.
Section 2. Duties. The property and business affairs of the corporation shall be managed by the Board of Directors.
Section 3. Election of Directors. Directors shall be elected at the annual meeting of the shareholders by a majority vote and each Director shall be elected to serve for one (1) year or until his or her successor shall have been elected and qualified.
Section 4. Chairman of the Board. A Chairman of the Board shall initially be elected by the Board of Directors. Thereafter, the Chairman of the Board shall be elected by a majority of the shareholders at the annual meeting of the shareholders. If the Chairman-elect declines the position, the election process shall continue until a Chairman-elect accepts.
The Chairman of the Board shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties detailed by these By-Laws, and such other duties as may be from time to time assigned by the Board.

Section 5. Executive Committee. The Board of Directors may, by unanimous affirmative action of the entire Board, designate one (1) or more of their number to constitute an executive committee, which, to the extent determined by the Board shall have and exercise the authority of the Board in the management of the business of the corporation except the power or authority in reference to the following: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to the shareholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation. Any such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.
Section 6. Meetings. The regular meetings of the Board of Directors shall be held quarterly at the principal office of the parent corporation at the City of Minnetonka, Minnesota, unless the Board shall designate a different place for the holding of such meeting. The meetings shall be without notice and shall be held the third Wednesday of the month immediately after quarter end at 10 o’clock in the morning or otherwise as the President shall announce. The May meeting shall be held immediately following the adjournment of the annual shareholders’ meeting for the purpose of election of officers for the ensuing year and to transact such other business as may properly come before it. Notice of a meeting other than the regularly scheduled meeting may be given to each Director personally or by mail or telephone or other electronic communication at least one (1) day prior to the meeting.
Section 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board at any time and shall be called by him or her whenever requested to do so in writing by two (2) members of the Board, or in the case of a Board of only two (2) members, upon the request of one (1) member of the Board. Notice of special meetings may be given to each Director personally or by mail or telephone or other electronic communication at least one day prior to the meeting. A special meeting may be called without notice to the Directors if a full Board convenes and all agree to the holding of the meeting at such time and place and waive notice thereof. Any action which might be taken by the Board of Directors may be taken without a meeting if done in writing and signed by all of the Directors.

Section 8. Quorum. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act or acts of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.
Section 9. Vacancies. Any vacancy occurring on the Board and any directorship to be filled by reason of increase in the number of Directors, shall be filled by the Board of Directors. A Director appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor. Each such appointment by the Board shall be subject to the approval or disapproval of the members at the next regular meeting of members.
ARTICLE VI. POWERS OF DIRECTORS
Section 1. Issuance of Shares. The Board of Directors is authorized and directed to issue shares of the corporation to the full amount authorized by the Certificate of Incorporation or in such amounts and at such times as may be determined by the Board and as may be permitted by law.
Section 2. Transfer of Shares. Transfers of shares shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefore property endorsed.
Section 3. Other Powers. In addition to the powers and authorities conferred upon them by these By-Laws, the Board of Directors shall have the power to do all acts necessary and expedient to the conduct of the business of the corporation that are not conferred upon the shareholders by the By-Laws, Certificate of Incorporation or law.
Section 4. Compensation. The Board of Directors shall from time to time determine the compensation and expenses which shall be paid the members of the Board for their services as Directors.
ARTICLE VII. — OFFICERS

Section 1. Election of Officers. The Board of Directors, at its first meeting after each annual meeting of the shareholders, shall choose a Chairman of the Board, President and Secretary. Only the Chairman of the Board must be a member of the Board.
Section 2. Other Officers. The Board of Directors may also appoint such other Officers of the corporation as they may deem necessary and proper and such Officers need not be shareholders or members of the Board of Directors. Such Officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 3. Dual Offices. Any two offices may be held by one person.
Section 4. Terms of Office. The Officers of the corporation shall hold office for one (1) year or until their successors are elected and qualified. Any Officer elected or appointed by the Board of Directors may be removed by affirmative vote of a majority of the Board of Directors with or without cause.
Section 5. Compensation. The compensation of all Officers of the corporation shall be determined by the Board of Directors.
Section 6. President. The Board of Directors shall elect a President, to be the general manager of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute all bonds, mortgages and other contracts and shall have the general powers and duties of supervision and management usually vested in the office of President.
Section 7. Secretary. The Secretary shall, in the absence or disability of the President, perform the duties and exercise the Powers of the President, and shall perform such other duties as the Board of Directors may prescribe. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of the proceedings in a book kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep, or cause to be kept, at the principal executive office, a share register, or duplicate share register, showing the names of the shareholders and their address, the number of classes of shares held by each, the number and date of the certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall keep in safe custody the seal of the corporation, if any, and when authorized by the Board, affix the same to any instrument requiring it.
Section 8. Vacancy. If the office of any Officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.
Section 9. Seal. The corporate seal, if any, shall be circular in form and have inscribed thereon in a circle the name of the corporation and the State in which its registered office is located, the words “Corporate Seal” within the circle.
ARTICLE VIII — CERTIFICATE OF SHARES
Section 1. Register of Shares. The certificate of shares of the corporation shall be fully printed and shall be registered in the books of the corporation, as they are issued. They shall exhibit the holder’s name the number and classes of shares and shall be signed by the President and the Secretary.
Section 2. Lost Certificates. Any shareholder claiming a certificate to be lost or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form and with one or more securities satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.
ARTICLE IX — BOOKS AND RECORDS
Section 1. Keeping of Books and Records. The corporation shall keep correct and complete books and records of account and shall also keep meetings of proceedings of its members, board of directors, committees having and exercising any of the authority of the Board of Directors, and shall keep at the principal office a record giving the names and addresses of the members entitled to vote.
Section 2. Inspection of Books. Shareholders of the corporation and Directors shall be permitted to inspect the books of the corporation for any proper purpose at any reasonable time.
ARTICLE X — GENERAL
Section 1. Checks and Payments. All checks or demands for money and notes of the corporation may be signed by the President or by signed by such other Officer(s) or employee(s) as may from time to time be designated by resolution of the Board of Directors.
Section 2. Directors’ Annual Statement. The Board of Directors shall at each annual meeting and when called for by a vote of the shareholders, present a full and correct statement of the business and condition of the corporation.
Section 3. Indemnification. Each Officer and Director of the corporation, whether or not in office, shall be indemnified by the corporation against reasonable expense, including counsel fees, incurred by him or her in connection with any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been an Officer or Director of the corporation, except in relation to matters as to which he or she shall finally be adjudged in such action, suit or proceeding to have been derelict in the performance of his or her duties as such Officer or Director, and the foregoing right of indemnification shall not be exclusive of other rights to which he or she may be entitled as a matter of law.
Section 4. Amendments to By-Laws. These By-Laws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendments shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the powers of the shareholders to change or repeal such By-Laws by a majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose.

AMENDMENT TO THE
AMENDED AND RESTATED BY-LAWS
OF
FINGERHUT DIRECT MARKETING, INC.
(Adopted at a Meeting of the Board of Directors on May [12], 2008)
1. Article V, Section 3 of the By-Laws is amended and restated in its entirety to read as follows:
     “Section 3. Election of Directors. Directors shall be elected at the annual meeting of the shareholders by a majority vote and each Director shall be elected to serve for one (1) year or until his or her successor shall have been elected and qualified, subject to the rights of Series B Stockholders to elect three (3) Directors as a separate class, pursuant to and in accordance with Section 3.4 of the Fourth Amended and Restated Certificate of Incorporation, as it may be amended from time to time.”